Exhibit 99.1

Kaleyra’s Operational Momentum Sets Positive Outlook for 2022

Operational & Financial Milestones Position Company to Meet or Exceed 2021 Financial Targets,

Setting the Stage for Continued Growth in 2022

Company Outlines 2022 Priority Initiatives

NEW YORK & VIENNA, Va. – January 12, 2022 – Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, has reported positive momentum positioning the Company for a strong 2022. The Company remains committed to its growth strategy initiatives and to becoming ‘the trusted global CPaaS provider.’

Fourth Quarter and Full Year 2021 Operational Highlights

In 2021, Kaleyra achieved several operational milestones. The Company:

•	Successfully acquired and integrated mGage, bolstering the United States customer base and infrastructure network

•	Successfully acquired and integrated Bandyer, now Kaleyra’s video offering, to expand omnichannel capabilities

•	In the third quarter of 2021, Kaleyra delivered 13.5B billable messages and connected 1.5B voice calls for a global customer base of over 3,800 customers

•	Uplisted to the NYSE, matching Kaleyra’s enhanced corporate profile with its ambitions for the coming quarters

•	Received multiple industry recognitions and awards, including the following titles:

•	“Representative Vendor” in Gartner’s Market Guide for CPaaS

•	“Established Leader in Global CPaaS” by Juniper Research

•	One of the “Top Chatbot Solution Providers” by CIO Applications

•	Won “Best RCS Provider” at the Future Digital Awards by Juniper Research

•	Recognized as “Trusted Vendor” by Crozdesk

•	Won Software Suggest’s “Customer Choice” award in 2021

•	Developed and nurtured multiple partnerships, including:

•	Continued efforts as a WhatsApp Service Provider in Europe, Middle East, and Africa (EMEA) and Asia Pacific (APAC) countries, consistently onboarded new customers

•	Distribution of Google’s vSMS, vCalls, and RBM products

•	Renewed partnerships with Visa and WebEngage

•	Onboarding of new customers such as Widiba Bank for new video product offerings, a reflection of strong demand for Kaleyra’s omnichannel product portfolio

•	Launched apps on Shopify and Salesforce marketplaces, connecting its CPaaS channels to a potential addressable market of over 1 million users

2022 Outlook

Based on recent operational performance, Kaleyra anticipates meeting or exceeding its revenue guidance for both the fourth quarter and full-year 2021. Specific financial results for the fourth quarter and full-year 2021 will be reported in the coming weeks.

Building on its operational momentum exiting the fourth quarter of 2021, the Company believes it is well-positioned to continue its strong operating results throughout 2022. Growing demand in key expanding geographies, as well as continued development of new service offerings, supports the Company’s growth expectations.

Management Commentary

“2021 was a transformational year for our business,” said Kaleyra Founder and Chief Executive Officer Dario Calogero. “Even as the world and our partners battled the ongoing impacts of the COVID-19 pandemic, we continued to execute against our long-term growth strategy pillars, including deliberate enhancements to our omnichannel offering, focused investments in our global partner base, and our unwavering commitment to secure service for some of the most sophisticated messaging industries in the world. Through these initiatives, we met and surpassed our goals, most recently highlighted by a more than doubling of our year-over-year third quarter revenues with an improved margin profile as well.

“When I founded Kaleyra, the CPaaS market was still in its infancy. At that time, we were focused on ubiquitous computing and mobile banking and financial services. Since then, not only have we expanded across four continents, but we’ve also evolved our expertise to include other industries with the most stringent quality of service and privacy requirements, such as technology, e-commerce, transportation, healthcare, and education. This work has earned Kaleyra the reputation of the ‘Trusted CPaaS’ in our sector.

“As we look out into 2022 and beyond, we are encouraged that normal, pre-pandemic activity levels appear to be returning around the world, and that the CPaaS industry should persist with its traditional 25-30% annualized growth rates. The pandemic has reshaped the global CPaaS market landscape and accelerated the digital transformation of many industries; CPaaS is both full of geographic opportunities and ready for the adoption of new channels. Through our powerful set of APIs and omnichannel mobile services, we expect to continue supporting our partners as they engage and communicate with their audiences in new ways. Overall, we are confident that our business is poised to maintain the consistent organic growth that we’ve experienced in line with the CPaaS market over time, and that we’re well on our way to validating the ‘trusted, global CPaaS provider’ label for our partners.”

2021 Priority Initiatives

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Geographic Expansion: In addition to already-established markets, Kaleyra developed footholds in multiple new geographies in 2021, including in India, Southeast Asia, South America, and Africa. These new markets are in the midst of multi-fold CPaaS demand growth, driven by the combination of younger country-wide demographics and increases in connectivity and mobile device usage for communication and online transactions. Kaleyra is committed to continued growth in these geographies moving forward.

•	‘Trusted CPaaS’ Partner Development: Kaleyra prioritizes secure service and partner relationships in its operations strategy, and will keep partner development a focus in 2022 and beyond.

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Additional New Channels: Kaleyra is determined to continue its development of a truly omnichannel suite of services. This approach will allow its partners to quickly adopt new ways of communication, typically expanding from traditional SMS messaging to newer, richer channels, including over-the-top messaging, push notifications, rich messaging, in-app calling, chatbots, e-mail, voice, and video. In 2022, priority investments include potential advancements in rich communication services (RCS)/RCS business messaging (RBM) and other new technologies intended to increase enterprise mobile communication efficiency and effectiveness.

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Video API Development: Resulting from pandemic-era changes such as social distancing, Kaleyra’s video API offering has become increasingly popular with partner brands, as it allows them to set themselves apart from their competitors. 2021 brought the acquisition and integration of Bandyer, which significantly enhanced Kaleyra’s audio and video capabilities based on web real-time communication (webRTC), building a foundation on which Kaleyra will build in 2022.

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New Integrations: Kaleyra plans to further extend its available multichannel integrations by fostering partnerships with third party software platforms and releasing plugins and integration apps for their public marketplaces. Targeted platforms include: Salesforce, Oracle, Shopify, and others. Apps and partnerships have been and will continue to be key entry points into new verticals and markets for Kaleyra.

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Investments in the Kaleyra Team: Kaleyra added 190 new hires in 2021, reaching 583 employees across 17 global offices. The company will continue to prioritize attracting international talent and senior professionals that can support Kaleyra in the hyper-growth phase expected in the months ahead.

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New Sales Channel Development: During 2021, Kaleyra built a strong foundation to reinforce partnerships with leading global enterprise independent software vendors (ISVs) and system integrators to develop dedicated indirect sales channels and target large enterprises across all industries. Kaleyra expects new sales channel development to remain a priority in 2022.

Further details and discussion on business and financial metrics will be included in the fourth quarter and fiscal year 2021 earnings release and conference call, which the Company expects to hold in the coming weeks.

About Kaleyra

Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) is a global group providing mobile communication services to financial institutions, e-commerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide.

Kaleyra today has a customer base of 3800+ companies spread around the world. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, e-mail, voice services, and chatbots.

Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1600 operator connections in 190+ countries, including all tier-1 US carriers.

All trademarks, service marks, and trade names of Kaleyra and its subsidiaries or affiliates used herein are trademarks, service marks, or registered trademarks of Kaleyra as noted herein. Any other company names mentioned herein are the trademarks and/or intellectual property of their respective owners.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements and performance of Kaleyra, its employee, technology, product, market and customer developments, industry growth, including on a geographic level and as a result of the pandemic, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Kaleyra in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, the ability of Kaleyra to move into new geographic markets and to add new channels, that Kaleyra will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

KLR@gatewayir.com